EXHIBIT 99

News Release

Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
   Houston, Texas 77056 (713) 621-7800

FOR IMMEDIATE RELEASE                                                                              August 2, 2007

ROWAN REPORTS RECORD QUARTERLY OPERATING RESULTS

HOUSTON, TEXAS -- For the three months ended June 30, 2007, Rowan Companies, Inc. (RDC-NYSE) generated record net income of $128.1 million, or $1.14 per share, compared to $86.4 million, or 77¢ per share, in the first quarter of 2007 and $109.7 million, or 98¢ per share, in the second quarter of 2006.  Revenues were a record $507.0 million in the second quarter of 2007, compared to $462.3 million in the first quarter of 2007 and $382.9 million in the second quarter of 2006.

The second quarter 2007 results included $14.6 million, or 8¢ per share, of gains on asset sales, compared to $24.1 million, or 14¢ per share, in the first quarter of 2007 and $24.5 million, or 14¢ per share, in the second quarter of 2006.  The second quarter 2007 results also included approximately $4.5 million, or 2¢ per share, of incremental loss recorded on the Company’s external rig construction project which was completed during the period.

Rowan’s drilling operations generated record revenues of $353.1 million during the second quarter of 2007, up by $64.8 million, or 22%, from the first quarter of 2007 and by $73.0 million, or 26%, from the second quarter of 2006.  The Company’s income from drilling operations improved to $181.9 million, or 52% of revenues, during the second quarter of 2007, up by 45% from the first quarter of 2007 and 20% from the second quarter of 2006.

Rowan’s offshore rig utilization was 97% during the second quarter of 2007, up from 84% in the first quarter of 2007 and 93% in the second quarter of 2006.  The Company’s average offshore day rate was $157,100 during the second quarter of 2007, up by $13,800, or 10%, from the first quarter of 2007 and by $13,300, or 9%, from the second quarter of 2006.  Rowan’s land rig utilization was 97% during the second quarter of 2007, up from 92% in the first quarter of 2007 but down from 100% in the second quarter of 2006, though the number of rig operating days increased between periods.  The Company’s average land rig day rate was $22,400 during the second quarter of 2007, down by $1,500, or 6%, from the first quarter of 2007 and unchanged from the second quarter of 2006.

Rowan’s combined manufacturing operations generated revenues of $153.9 million during the second quarter of 2007, up by $51.1 million or 50% from the second quarter of 2006 and down by $20.1 million, or 12% from the first quarter of 2007.  The Company’s income from manufacturing operations improved to $13.0 million, or 8% of revenues, during the second quarter of 2007, up by 110% from the first quarter of 2007 and down by 10% from the second quarter of 2006.

Danny McNease, Chairman and Chief Executive Officer, commented, “We are proud of the continuing progress made by our manufacturing businesses in expanding product lines, growing external revenues and improving profitability.  Rowan’s quarterly manufacturing operating results, for example, now exceed what were annual levels as recently as 2003, and the market acceptance for many of our innovative drilling products keeps growing.  Our quote volume suggests that the multi-year growth trend in our drilling products and systems segment will continue.

“Rowan’s drilling operations have again contributed record operating results, and our contracted backlog provides significant earnings visibility beyond 2007.  We believe that the overall quality of our drilling equipment and personnel, both land and offshore, have helped us to maintain our domestic fleet utilization near optimum levels and minimize the adverse impact on our day rates caused by the current instability in the North American drilling markets.  Our efforts to diversify our offshore drilling operations to more lucrative international markets have yielded the dramatic increase in our profitability.

“Demand for high-specification drilling equipment in many foreign markets shows no signs of letting up.  Our recent contract extension for the Gorilla V in the North Sea – through June 2009 with a near-50% increase in the day rate – is indicative of the strength of the international market for premium jack-ups.  We are continuing to actively pursue growth opportunities for our drilling and manufacturing businesses in several markets abroad, while remaining focused on improving margins in our existing operations.“

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services. The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries. The Company’s stock is traded on the New York Stock Exchange. Common Stock trading symbol: RDC. Contact: William C. Provine, Vice-President - Investor Relations, 713-960-7575. Website: www.rowancompanies.com

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations. Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	JUNE 30
	2007	2006

ASSETS

Cash and cash equivalents	$389.8	$488.3
Accounts receivable	338.2	375.5
Inventories	407.1	263.3
Other current assets	107.5	85.4
Total current assets	1,242.6	1,212.5
Restricted cash	50.0	-
Property, plant and equipment - net	2,303.6	1,953.7
Other assets	49.9	36.2
TOTAL	$3,646.1	$3,202.4

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$64.9	$64.9
Accounts payable	104.0	103.3
Other current liabilities	331.9	256.8
Total current liabilities	500.8	425.0
Long-term debt	452.9	517.9
Other liabilities	616.9	495.5
Stockholders' equity	2,075.5	1,764.0
TOTAL	$3,646.1	$3,202.4

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30		ENDED JUNE 30
	2007	2006	2007	2006

REVENUES	$507.0	$382.9	$969.3	$682.7

COSTS AND EXPENSES:
Operations	274.9	200.8	579.3	373.1
Depreciation and amortization	28.9	22.0	56.5	42.1
Selling, general and administrative	22.9	18.6	45.3	39.0
Gain on sale of property and equipment	(14.6)	(24.5)	(38.7)	(27.0)
Total	312.1	216.9	642.4	427.2
INCOME FROM OPERATIONS	194.9	166.0	326.9	255.5
Net interest and other income	1.2	2.0	1.8	4.8
INCOME BEFORE INCOME TAXES	196.1	168.0	328.7	260.3
Provision for income taxes	68.0	58.3	114.2	91.5
NET INCOME	$128.1	$109.7	$214.5	$168.8

NET INCOME PER DILUTED SHARE	$1.14	$0.98	$1.92	$1.51

AVERAGE DILUTED SHARES	112.2	112.0	111.9	111.9

NOTE: See pages 6 and 7 for supplemental operating information.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	SIX MONTHS
	ENDED JUNE 30
	2007	2006
CASH PROVIDED BY (USED IN):
Operations:
Net income	$214.5	$168.8
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	56.5	42.1
Deferred income taxes	16.6	57.2
Gain on sale of assets	(38.7)	(27.0)
Other - net	17.8	21.4
Net changes in current assets and liabilities	(34.8)	(178.8)
Net changes in other noncurrent assets and liabilities	19.2	15.0
Net cash provided by operations	251.1	98.7

Investing activities:
Property, plant and equipment additions	(221.3)	(258.1)
Decrease in Restricted cash balance	106.1	-
Proceeds from disposals of property, plant and equipment	43.4	34.3
Net cash used in investing activities	(71.8)	(223.8)

Financing activities:
Repayments of borrowings	(32.5)	(32.5)
Payment of cash dividends	(22.1)	(38.5)
Proceeds from equity compensation plans and other	7.1	8.5
Net cash used in financing activities	(47.5)	(62.5)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	131.8	(187.6)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	258.0	675.9
CASH AND CASH EQUIVALENTS, END OF PERIOD	$389.8	$488.3

ROWAN COMPANIES, INC.
SUPPLEMENTAL DRILLING INFORMATION
Unaudited (dollars in millions, except where otherwise indicated )

	THREE MONTHS ENDED
	June 30, 2007		March 31, 2007		June 30, 2006
	$	% Revenues	$	% Revenues	$	% Revenues

DRILLING OPERATIONS (a):
Revenues	$353.1	100	$288.3	100	$280.1	100
Operating costs	(144.6)	(41)	(146.8)	(51)	(119.7)	(43)
Depreciation and amortization expense	(25.3)	(7)	(24.1)	(8)	(18.6)	(7)
Selling, general and administrative expenses (b)	(16.0)	(5)	(15.7)	(5)	(13.9)	(5)
Gain on sale of property and equipment	14.7	4	24.1	8	23.7	8
Income from operations	$181.9	52	$125.8	44	$151.6	54

OFFSHORE RIG DAYS:
Operating	1,848		1,587		1,605
Available	1,911		1,890		1,729
Utilization	97%		84%		93%

LAND RIG DAYS:
Operating	2,377		2,154		1,560
Available	2,457		2,352		1,561
Utilization	97%		92%		100%

AVERAGE DAY RATES (in thousands):
Gulf of Mexico rigs	$123.8		$127.7		$143.3
Middle East rigs	153.0		132.4		114.1
North Sea rigs	249.5		213.4		167.2
All offshore rigs	157.1		143.3		143.8
Land rigs	22.4		23.9		22.4

(a) Amounts exclude effects of intercompany transactions.
(b) Amounts include corporate SG&A costs that are allocated between operating segments.

ROWAN COMPANIES, INC.
SUPPLEMENTAL MANUFACTURING INFORMATION
Unaudited (dollars in millions)

	THREE MONTHS ENDED
	June 30, 2007		March 31, 2007		June 30, 2006
	$	% Revenues	$	% Revenues	$	% Revenues
MANUFACTURING OPERATIONS (a):
Revenues	$153.9	100	$174.0	100	$102.8	100
Direct cost of sales	(122.3)	(79)	(148.7)	(85)	(74.7)	(73)
Other operating costs	(8.0)	(5)	(8.9)	(5)	(6.4)	(6)
Depreciation and amortization expense	(3.6)	(2)	(3.5)	(2)	(3.4)	(3)
Selling, general and administrative expenses (b)	(6.9)	(4)	(6.7)	(4)	(4.7)	(5)
Gain (loss) on sale of property and equipment	(0.1)	(0)	-	-	0.8	1
Income from operations	$13.0	8	$6.2	4	$14.4	14

REVENUES (a):
Drilling Products and Systems:
Offshore Products	$46.5	30	$67.1	39	$40.0	39
Drilling Systems	57.9	38	35.6	20	9.7	9
Power Systems	8.2	5	17.4	10	3.4	3
Mining, Forestry and Steel Products	41.3	27	53.9	31	49.7	49
Total	$153.9	100	$174.0	100	$102.8	100

MANUFACTURING BACKLOG:
Drilling Products and Systems:
Offshore Products	$166.4		$209.0		$330.1
Drilling Systems	138.9		192.3		138.8
Power Systems	23.5		25.9		36.5
Mining, Forestry and Steel Products	36.6		34.3		61.2
Total	$365.4		$461.5		$566.6

(a) Amounts exclude effects of intercompany transactions.
(b) Amounts include corporate SG&A costs that are allocated between operating segments.